                                                                    EXHIBIT 3.11

                              AMENDED AND RESTATED
                            PARTNERSHIP AGREEMENT OF
                                    HOLDPAR A
                            Effective October 1, 1995

          This Amended and Restated Partnership Agreement is entered into effective October 1, 1995 by, between and among Westmark Real Estate Acquisition Partnership, L.P. ("WREAP") and HoldPar B, a Delaware general partnership (individually "Partner" and collectively "Partners").

                              W I T N E S S E T H:

          WHEREAS, this Partnership was formed in order to hold certain interests in Westmark Realty Advisors L.L.C.; and

          WHEREAS, this Partnership's original partners included five corporations who have transferred their interests in this Partnership to WREAP; and

          WHEREAS, WREAP and HoldPar B desire to amend and restate the Partnership Agreement of HoldPar A in its entirety to read as set forth herein;

          NOW THEREFORE, the parties hereto hereby agree to amend and restate the Partnership Agreement of HoldPar A as follows:


                                   ARTICLE I.

                                   Definitions

          The following words and terms when used herein in capitalized form shall have the meaning or meanings indicated:

          A. "Partner" means any one of Westmark Real Estate Acquisition Partnership, L.P., a Delaware limited partnership, and HoldPar B, a Delaware general partnership or any other person who becomes a partner pursuant hereto.

          B. "Partners" means more than one Partner.

          C. "Majority of Partnership Interests" means the owners of more than fifty percent (50%) of all Partnership interests.

          D. "Percentage Interest" means the percentage interest of each Partner in the Partnership as set forth in Exhibit A hereto as amended from time to time.

          E. "WREAP" means Westmark Real Estate Acquisition Partnership, L.P., a Delaware limited partnership.

                                   ARTICLE II.

                             Organizational Matters

          A.   The Partnership. The Partners hereby create a general partnership
               ---------------
pursuant to the Delaware Uniform Partnership Act (the "Act") . The rights and liabilities of the Partners and the administration, dissolution and termination of the Partnership shall be as provided for in the Act except as hereinafter expressly stated to the contrary. A Partner's interest in the Partnership shall be personal property for all purposes. All real and personal property owned by the Partnership shall be deemed owned by the Partnership as an entity and no Partner, in his or her individual or separate capacity, shall have any direct ownership of such property.

          B.   Certificates. The Partners hereby agree to execute all
               ------------
certificates or other documents and all amendments thereto to accomplish all filings, publishings, recordings and other acts as may be appropriate to comply with the requirements of law for the establishment, continuation and operation of a Partnership under the laws of the State of Delaware. The Partners also agree to execute any certificates or other documents to accomplish all filings, recordings, publishings and other acts as may be appropriate to comply with the requirements of law for the formation, continuation and operation of a partnership in any other jurisdiction where the Partnership shall propose to conduct business. Prior to conducting any business in any jurisdiction, the Partners shall, to the full extent permitted by the laws of such jurisdiction, cause the Partnership to comply with all requirements for the qualification of the Partnership to conduct business as a partnership in such jurisdiction.

          C.   Partnership Name. The name of the Partnership shall be HoldPar A
               -----------------
and the business of the Partnership shall be conducted under such name in the State of California and under such name or any variation thereof as may be necessary to comply with the laws of the other jurisdiction in which the Partnership may conduct its business.

          D.   Offices. The principal office and place of business of the
               -------
Partnership shall be at 533 South Fremont Avenue, Los Angeles, California 90071-1798 or elsewhere as the Partners may from time to time select. The Partnership may have such additional offices and places of business as may be established from time to time by the Administrative Partner.

          E.   Term. The Partnership shall continue in existence until December
               ----
31, 2010 or until the earlier termination of the Partnership in accordance with
Article X.


                                  ARTICLE III.

                       Business Purpose of the Partnership

          The business purpose of the Partnership shall be to hold limited liability company interests in Westmark and to exercise the rights associated with such interests.

                                   ARTICLE IV.

                                   Management

          A.   Management Authority. All determination, decisions, approvals and
               --------------------
actions affecting the Partnership and its business and affairs shall be determined, made, approved or authorized only by the affirmative vote of a Majority of Partnership Interests.

          B.   Other Business of Partners. Each of the Partners shall be
               --------------------------
entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership (even if such interest or activities compete with or are in conflict with the business or activities of the Partnership), for his or her own account and for the account of others, without having or incurring any obligation to offer any interest in such businesses or activities or properties owned or acquired in connection therewith to the Partnership or any Partner, and no other provisions of this Agreement shall be deemed to prohibit any Partner from conducting such other businesses and activities. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in any such business venture or properties of such Partner.

          C.   Indemnification of the Partners.
               -------------------------------

          1. The Partners (individually referred to in this Section IV.C. as "Indemnitee") shall each, to the extent permitted by law, be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liability, joint and several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, costs, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of his or her status as a Partner or his or her management of the affairs of the Partnership, or which relate to the Partnership, its property, business or affairs, whether or not the Indemnitee continues to be a Partner at the time any such liability or expense is paid or incurred, if the Indemnitee acted in good faith and in a manner he or it reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not of itself create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership or a presumption that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

          2.   An Indemnitee shall not be entitled to indemnification under this
Section IV.C. with respect to any claim, issue or matter in which he, she or it has violated an express provision of this Agreement or been adjudged liable for gross negligence or willful misconduct.

          3. Expenses (including legal fees and expenses) incurred in defending any proceeding shall be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of (a) an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder and (b) reasonable proof of his, her or its ability to make such repayment.

          4. The indemnification provided by this Section IV.C. shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the Partners, as a matter of law or otherwise, both as to action in the Indemnitee's capacity as a Partner and to action in another capacity relating to the Partnership, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

          5. The Partnership may purchase and maintain insurance on behalf of the Partners and other Indemnities against any liability which may be asserted against or expense which may be incurred by such Persons in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

          6. An Indemnitee shall not be denied indemnification in whole or in part under this Section IV.C. because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          7. The provisions of this Section IV.C. are for the benefit of the Indemnities and shall not be deemed to create any rights for the benefit of any other persons (other than the heirs, successors, assigns or administrators of the Indemnitee).

          8. Any other provision of this Section IV.C. to the contrary notwithstanding, the right of any Partner to indemnity, whether under this Agreement or otherwise, shall be limited to the assets of the Partnership and no Partner shall have any claim hereunder against any other Partner or any right to require any other Partner to contribute funds to the Partnership to meet the indemnity requirements of this Section IV.C.

          D.   Limitation on Liability of Partner. No Partner shall be liable,
               ----------------------------------
responsible or accountable in damages or otherwise to the Partnership or any of the Partners for any act or omission performed or omitted by such Partner in good faith pursuant to the authority granted to him, her or it by this Agreement and in a manner reasonably believed by him, her or it to be within the scope of the authority granted by this Agreement and in the best interests of the Partnership, provided that such Partner was not guilty of negligence, misconduct, fraud or bad faith.

          E.   Action by Meeting or Unanimous Written Consent. Any action which
               ----------------------------------------------
requires the approval of a Majority of Partnership Interests or all of the Partners may be taken either (a) with the written consent of a Majority of Partnership Interests or all of the Partners, as appropriate, or (b) at a meeting held and noticed in such a manner as is deemed appropriate by a Majority of Partnership Interests.

                                   ARTICLE V.

                              Partners and Capital

          A.   Capital.
               -------

          1. The capital of the Partnership shall be as set forth in Exhibit A to this Agreement.

          2. Additional contributions of cash or property may be made to the capital of the Partnership only as agreed by a Majority of Partnership Interests.

          B.   Capital Position. Except as set forth herein, no Partner shall
               ----------------
have any right, claim or interest in the capital of the Partnership.

          C.   Additional Funds. Any additional funds required by the
               ----------------
Partnership to meet its cash requirements may be borrowed by the Partnership (i) from any Partner or (ii) from one or more third parties upon such terms and conditions as a Majority of Partnership Interests deems necessary or appropriate.

          D.   Capital Accounts.
               ----------------

          1. A separate capital account shall be established and maintained for each Partner. Such capital account shall be increased by (a) the amount of cash and the adjusted basis for Federal income tax purposes of all property contributed by such Partner to the Partnership (net of liabilities of the Partner assumed by the Partnership or to which the contributed property is subject), (b) that Partner's allocable share (determined by reference to Section VI.A. hereof) of income and gain for Federal income tax purposes, (c) that Partner's allocable share (determined by reference to Section VI.A.1. hereof) of income exempt from tax described in Section 705 of the Internal Revenue Code of 1986, as amended (the "Code"), and decreased by (d) the amount of cash and the adjusted basis for Federal income tax purposes of property distributed other than in liquidation of the Partnership to such Partner (net of liabilities assumed by the Partner or to which such property is subject), (e) the fair market value of unsold property distributed to such Partner (net of liabilities assumed by the Partner or to which the property is subject) upon liquidation of the Partnership, (f) that Partner's allocable share (determined by reference to Section VI.A. hereof) of losses and other items of deduction for Federal income tax purposes, and (g) that Partner's allocable share (determined by reference to Section VI.A.1. hereof) of expenditures described in Section 705 of the Code.

          2. The following provisions shall be observed in maintaining each Partner's capital account:

          a. Except as provided herein, the recognition and classification of items of income, gain, loss and deduction for purposes hereof shall be the same as their recognition and classification for Federal income tax purposes except that the computation of such items of income, gain, loss and deduction shall be made without regard to any adjustments resulting from any election which may be made by the Partnership pursuant to Section 754 of the Code.

          b. If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for Federal income tax purposes pursuant to
     Section 48(q)(1) of the Code, the amount of such reduction shall, solely for the purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section VI.A.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

          c. Immediately prior to the distribution of any Partnership property in liquidation of the Partnership pursuant to Section X.C., any difference between the fair market value (as determined pursuant to Section X.B.) of such property and its adjusted basis for Federal income tax purposes shall be determined (any excess of such fair market value over adjusted basis will be referred to as "Unrealized Gain," while any excess of adjusted basis over fair market value will be referred to as "Unrealized Loss"). Any Unrealized Gain or Unrealized Loss attributable to such property shall, for purposes of capital account maintenance, be deemed to be gain or loss recognized by the Partnership and shall be allocated among the Partners pursuant to Section VI.A.2.

          E.   Interest on and Return of Capital. Except as provided in Section
               ---------------------------------
VI.C. below, no Partner shall be entitled to any interest on his, her or its capital account or on his, her or its contributions to the capital of the Partnership, and no Partner shall have the right to demand or to receive the return of all or any part of his, her or its capital account in the Partnership. No Partner shall have the right to demand or receive property other than cash in return for the contribution of such Partner to the Partnership.

          F.   Waiver of Right of Partition and Dissolution. Having previously
               --------------------------------------------
been advised that he, she or it may have the right to bring an action for partition, each of the Partners does hereby agree to and does hereby irrevocably waive for the duration of this Agreement any right or power any such Partner might have to cause the Partnership or any of its assets to be partitioned, to cause the appointment of a receiver for the assets of the Partnership, to compel any sale of all or any portion of the assets of the Partnership pursuant to any applicable law or laws, or to file a complaint or to institute any proceeding at law or in equity to cause the termination or dissolution of the Partnership except as expressly provided herein. Each of the Partners hereby acknowledges and agrees that such Partner has been induced to enter into this Agreement in reliance upon the mutual waivers set forth in this Section V.F. and, without such waivers, no Partner would have entered into this Agreement. No Partner has any interest in specific Partnership property but the interests of all Partners in the Partnership are, for all purposes, personal property.

          G.   Negative Accounts. Upon the dissolution and winding up of the
               -----------------
Partnership, after the allocations of any gains and/or losses resulting from the liquidation of the

Partnership in accordance with the terms hereof, each Partner shall be required to pay to the Partnership any deficit or negative balance which may then exist in his, her or its capital account maintained in accordance with Section V.D. hereof.

                                   ARTICLE VI.

                      Profits and Losses and Distributions

          A.   Profits, Losses and Distributive Shares of Tax Items.
               ----------------------------------------------------

          1. The Partnership's net profits or net loss, as the case may be, for each fiscal year of the Partnership, as determined in accordance with such method of accounting as may be adopted for the Partnership by the Management Committee pursuant to Section VII.C. hereof, shall be allocated to the Partners for both financial accounting and income tax purposes as follows in the ratio of each Partner's Percentage Interest:

          a. In the absence of any other agreement among the Partners, in the ratio of each Partner's Percentage Interest; or

          b.   If all of the Partners otherwise agree in writing pursuant to
     Article XII with respect to a particular project, in accordance with such agreement.

          2. Notwithstanding the foregoing, any gain or loss on Partnership assets occurring in connection with the sale of all or substantially all the assets of the Partnership or the dissolution and liquidation of the Partnership shall be credited or charged to the Partners in the following order of priority:

          a.   Gains shall be allocated as follows:

          i. first, an amount of gains up to the negative balances, if any, in the capital accounts of the Partners shall be allocated to the Partners having negative capital account balances in proportion to their respective negative capital account balances, until the balances of the capital accounts of such Partners equal zero;

          ii. then, gains shall be allocated to the Partners in a manner, as nearly as can be, to cause the capital accounts of the Partners to stand in the ratio of their respective Percentage Interests in the Partnership; or

          b.   Losses shall be allocated as follows:

          i. first, losses shall be allocated to the Partners in a manner, as nearly as can be, to cause the capital accounts of the Partners to stand in the ratio of their respective Percentage Interests in the Partnership; and

          ii. all remaining losses shall be allocated to the Partners in proportion to their respective Percentage Interest in the Partnership.

          B.   Distributions. It is the policy of the Partnership to make
               -------------
distributions to the Partners at such times and in such amounts, if any, that a Majority of Partnership Interests determine.

                                  ARTICLE VII.

                           Accounting and Tax Matters

          A.   Fiscal Year. The fiscal year of the Partnership shall end on the
               -----------
last day of December of each year, unless another fiscal year end is selected by a Majority of Partnership Interests.

          B.   Books of Account. The Partnership books of account shall be
               ----------------
maintained at the principal office designated in Section II.D. hereof or at such other locations and by such Person or Persons as may be designated by a Majority of Partnership Interests. The Partnership shall pay (in amounts not to exceed reasonable commercial rates) the expense of maintaining its books of account. Each Partner shall have, during reasonable business hours and upon reasonable notice, access to the books of the Partnership and shall have the right to copy such books. The Partnership, shall prepare and distribute to each Partner such financial statements as a Majority of Partnership Interests determine and as are required by law.

          C.   Method of Accounting. The Partnership books of account shall be
               --------------------
maintained and kept, and its income, gains, losses and deductions shall be accounted for, in accordance with sound principles of cash basis accounting consistently applied, or such other method of accounting as may be adopted hereafter by a Majority of Partnership Interests.

          D.   Tax Returns and Elections.
               -------------------------

          1. The Partnership shall prepare and file all tax and information returns which the Partnership may be required to file and shall, on behalf of the Partnership, make such tax elections and determinations as are necessary or appropriate in its sole discretion.

                                 ARTICLE VIII.

                              Transfer of Interest

          A.   Transfer.
               --------

          1. The term "transfer" when used in this Article with respect to any interest in the Partnership includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition.

          2. No Partner may transfer all or any part of his, her or its interest in the Partnership without the consent of all other Partners. Any transfer or purported transfer of any interest in the Partnership not made in accordance with this Article VIII shall be null and void.

                                  ARTICLE IX.

                              Removal of a Partner

          A. Any Partner may be removed as a Partner in the Partnership with or without cause upon the vote of a Majority of Partnership Interests calculated including the Percentage Interest of the Partner to be removed.

                                   ARTICLE X.

                    Dissolution, Liquidation and Termination

          A.   Dissolution.
               -----------

          1. The Partnership shall be dissolved upon the occurrence of any of the following:

          a. the agreement of a Majority of Partnership Interests to dissolve the Partnership;

          b.   the bankruptcy of the Partnership;

          c. the death, bankruptcy, insolvency, removal or withdrawal of a Partner if following such event, the Partnership has only one Partner;

          d. any event which makes it unlawful for the Partnership business to be continued.

          For purposes of this Section, bankruptcy of the Partnership or a Partner shall be deemed to have occurred when (i) it or he or she commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) a final and non-appealable order for relief is entered against it or him or her under the Federal bankruptcy laws as now or hereafter in effect, or (iii) it or he or she executes and delivers a general assignment for the benefit of its, his or her creditors.

          2. The dissolution shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the assets have been distributed in accordance with this Article X.

          3. The removal, insanity, insolvency, bankruptcy, death or withdrawal of a Partner shall not cause the dissolution of the Partnership if at least two Partners remain as Partners of the Partnership.


          B.   Method of Liquidation. Upon the dissolution of the Partnership
               ---------------------
pursuant to Section X.A. above, such Person or Persons as a Majority of Partnership Interests shall designate (the "Liquidator") shall commence to wind up the Partnership's affairs and distribute its assets as promptly as possible. The Liquidator (if other than a Partner) shall be entitled to receive such compensation for its services as may be approved by the vote of a Majority of Partnership Interests. Except as expressly provided in this Article X, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all the powers of the Partnership under the terms of this Agreement (but subject to all the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein. The Partnership's business and affairs shall be liquidated in an orderly manner and the Liquidator may sell such properties of the Partnership as may be required for such purposes, including without limitation any property which may not be susceptible to division upon distribution to the Partners. The Partners shall continue to share net cash flow, profits and losses during the period of liquidation in the same proportions as before dissolution. The proceeds from liquidation or other Partnership assets, including any assets to be distributed in kind (valued using such reasonable method of valuation as the Management Committee shall determine, as though such assets were liquidated and reduced to cash), shall be applied in the order of priority as follows:

          1.   Debts of the Partnership, other than to Partners; then

          2. To the establishment of any reserves deemed reasonably necessary or appropriate by the Liquidator for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves established hereunder shall be held for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidator reasonably deems advisable, of distributing the balance of such reserves in the manner provided hereinafter in this Section; then

          3. To the repayment of any liabilities or debts, other than capital accounts, of the Partnership to any of the Partners; then

          4. To the Partners in proportion to and to the extent of positive capital account balances and thereafter in proportion to their respective Percentage Interests in the Partnership.

          C.   Distributions in Liquidation. All distributions of Partnership
               ----------------------------
property pursuant to the terms of this Agreement shall be subject to such liens, encumbrances, obligations, commitments, undertakings or restrictions as may affect such property at the date of such distribution.

                                   ARTICLE XI.

                                   Amendments

          A.   Amendments. This Agreement may be amended by the consent of a
               ----------
Majority of Partnership Interests.

                                  ARTICLE XII.

                                     General

          A.   Notices. All notices or other communications required or
               -------
permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if mailed from within the United States by first class United States mail, postage prepaid, or if telegraphed by prepaid telegram, and addressed to the address for notice set forth below each Partner's signature to this Agreement. Any Partner may change his or her address by giving notice in writing to the other Partners, stating his or her new address.

          B.   Law Governing. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware.

          C.   Successors and Assigns. This Agreement and all the terms and
               ----------------------
provisions hereof shall be binding upon the Partners and their legal representatives, heirs, successors and assigns.

          D.   Counterparts. This Agreement may be executed in any number of
               ------------
counterparts with the same effect as if the Partners hereto had all signed the same document. All counterparts of this Agreement so executed by the Partners shall constitute one instrument.

          E.   Arbitration. Any controversy or dispute (whether between the
               ------------
Partnership and one or more of the Partners or between two or more of the Partners) with respect to the interpretation or meaning of this Agreement, the operation of the Partnership or the rights or obligations of the Partners shall be resolved by arbitration in [Los Angeles, California] under the rules of the American Arbitration Association. Any award made pursuant to such arbitration shall be conclusive and binding upon the Partners and the Partnership and may be enforced by any court of competent jurisdiction. Each party shall bear its own costs (including attorney fees) relating to the arbitration, and the parties shall bear equally the fees of the arbitrator and other costs of the arbitration as such. For purposes of this Section XII.E. and Section XII.F., the term "Partner" includes any former Partner.

          F.   Attorneys Fees. In the event of any suit, action or proceeding
               ---------------
relating to this Agreement (other than pursuant to Section XII.E.), the operation of the Partnership or the rights or obligations of the Partners, the prevailing party shall be entitled to his or her costs and reasonable attorney fees.

          G.   Miscellaneous.
               -------------

          1. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          2. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

          3. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Partner shall not preclude or waive his or her right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the Partners may have by law, statute, ordinance or otherwise.

          IN WITNESS WHEREOF, the undersigned Partners have executed this
          ------------------
Agreement as of the 1st day of October, 1995.

WESTMARK REAL ESTATE ACQUISITION
PARTNERSHIP, L.P.

By:     CB Commercial Real Estate Group,
        Inc., its General Partner


By: /s/ David Davidson
   -------------------------------------------
        Name:  David Davidson
        Title: Senior Executive Vice President


Address for Notice:

533 S. Fremont Avenue
Los Angeles, California 90071



HOLDPAR B,
a Delaware General Partnership

By:     Westmark Real Estate Acquisition
        Partnership, L.P., its General Partner

By:     CB Commercial Real Estate Group,
        Inc., its General Partner


By: /s/ David Davidson
   -------------------------------------------
        Name:  David Davidson
        Title: Senior Executive Vice President


Address for Notice:

533 S. Fremont Avenue
Los Angeles, California 90071

                                    EXHIBIT A
                                    ---------

                            Capital Contributions By
                            and Interests in Profits
                           and Losses of Each Partner

                                                          Percentage Interest in
           Name                   Capital Contribution      Profits and Losses
           ----                   --------------------      ------------------

Westmark Real Estate
Acquisition Partnership, L.P.             79.13%*               99.00066

HoldPar B, a Delaware General
Partnership                             $100.00                   .00034




* This is a percentage interest in Westmark Realty Advisers, L.L.C., a, Delaware Limited Liability Company, rounded to the nearest one hundredth of a percent and represents the contributions made by the predecessor and partners of WREAP.